UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

CADENCE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	1-15773	64-0694755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi	39759
(Address of principal executive offices)	(Zip code)

(662) 343-1341
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 11, 2008, Cadence Financial Corporation (the “Company”) announced that it had received preliminary approval from the U.S. Department of the Treasury to receive an investment of $44 million by participating in the Capital Purchase Program (the “CPP”) of the Troubled Assets Relief Program.  The terms of the preferred stock and warrants which the Company expects to issue to the Department of Treasury will be in substantial conformity to the standardized terms contained in the term sheet filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on November 19, 2008.  A copy of the press release announcing the preliminary approval for participation in the CPP is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

99.1 Press Release dated December 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2008	CADENCE FINANCIAL CORPORATION

/s/ Richard T. Haston
Richard T. Haston
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

99.1	Press Release dated December 11, 2008.